Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-177923
October 5, 2012
                                                                      J.P.Morgan

                                                                    October 2012

                                              J.P. Morgan Structured Investments

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                                      The J.P. Morgan Strategic Volatility Index
                                                                  Strategy Guide
                                                                               1

Important Information

JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as any relevant product supplement, the relevant term sheet or pricing supplement, and any other documents that J.P. Morgan will file with the SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan, any agent or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement and term sheet or pricing supplement, if you so request by calling toll-free (866)
535-9248.

To the extent there are any inconsistencies between this free writing prospectus and the relevant term sheet or pricing supplement, the relevant term sheet or pricing supplement, including any hyperlinked information, shall supersede this free writing prospectus.

Securities linked to the J.P. Morgan Strategic Volatility Index (the "Index")
are our unsecured and unsubordinated obligations and are not secured debt.
Investing in these securities is not equivalent to a direct investment in the
Index.

Investments in securities linked to the Index require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This free writing prospectus contains market data from various sources other than us and our affiliates, which we have not independently verified. All information is subject to change without notice. We or our affiliated companies may make a market or deal as principal in the securities mentioned in this document or that may compose the Index or to which the Index relates directly or indirectly or in options, futures or other derivatives based thereon.

Use of Simulated Returns

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Index use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. The results obtained from such "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this free writing prospectus.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.
                                                                               2

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments. Structured
Investments may involve a high degree of risk, and may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. J.P. Morgan and its affiliates may have positions (long or short), effect transactions or make markets in securities or financial instruments mentioned herein or that may compose the Index or to which the Index relates directly or indirectly (or options with respect thereto), or provide advice or loans to, or participate in the underwriting or restructuring of the obligations of, issuers mentioned herein. J.P. Morgan is the marketing name for the Issuer and its subsidiaries and affiliates worldwide. J.P. Morgan Securities LLC is a member of FINRA, NYSE and SIPC.
Clients should contact their salespersons at, and execute transactions through, a J.P. Morgan entity qualified in their home jurisdiction unless governing law permits otherwise.

Index Disclaimers

J.P. Morgan has entered into an agreement with the Chicago Board Options
Exchange, Incorporated (the "CBOE") and Standard & Poor's Financial Services LLC
("S & P") that provides it and certain of its affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the CBOE Volatility Index([R]) (the "VIX Index") in connection with certain securities. J.P. Morgan securities linked to the Index are not sponsored, endorsed, sold or promoted by S & P or the CBOE. S & P and the CBOE make no representation, condition or warranty, express or implied, to the owners of these securities or any member of the public regarding the advisability of investing in securities generally or in these securities. S & P's and the CBOE's only relationship to J.P. Morgan and its affiliates, is the licensing of certain trademarks and trade names of S & P, CBOE and the VIX Index which is determined, composed and calculated by CBOE without regard to J.P. Morgan and its affiliates or these securities. The CBOE has no obligation to take the needs of J.P. Morgan and its affiliates or the owners of these securities into consideration in determining, composing or calculating the VIX Index. S & P and the CBOE are not responsible for and have not participated in the determination of the timing of, prices, or quantities of these securities to be issued or in the determination or calculation of the equation by which these securities are to be converted into cash. S & P and the CBOE have no obligation or liability in connection with the administration, marketing or trading of these securities.

THE CBOE SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION
OF THE VIX INDEX FROM SOURCES THAT THE CBOE CONSIDERS RELIABLE, BUT S & P AND
THE CBOE ACCEPT NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR, ANY
ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S & P AND THE CBOE DO NOT GUARANTEE
THE ACCURACY AND/OR THE COMPLETENESS OF THE VIX INDEX OR ANY DATA INCLUDED
THEREIN. S & P AND THE CBOE MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE
RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE VIX INDEX OR
ANY DATA INCLUDED THEREIN. S & P AND THE CBOE MAKE NO EXPRESS OR IMPLIED
WARRANTIES AND EXPRESSLY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY
STATUTE, GENERAL LAW OR CUSTOM WITH RESPECT TO THE VIX INDEX OR ANY DATA
INCLUDED THEREIN.
                                                                               3

In addition, (i) the CBOE has no relationship to the notes other than authorizing S & P to grant a license to J.P. Morgan and its affiliates to use the
VIX Index as the basis for the notes; (ii) the CBOE has no obligation to take the needs of J.P. Morgan and its affiliates, purchasers or sellers of the notes or any other persons into consideration in maintaining the VIX Index or modifying the methodology underlying the VIX Index, and (iii) the CBOE has no obligation or liability in connection with the administration, marketing or trading of the VIX Index, the notes or any other investment product of any kind or character that is based thereon.

"STANDARD & POOR'S([R])," "S & P([R],)" "S & P 500([R])," AND "STANDARD & POOR'S
500" ARE TRADEMARKS OF STANDARD & POOR'S, A DIVISION OF THE MCGRAW-HILL
COMPANIES, INC., AND "CBOE VOLATILITY INDEX([R])" AND "VIX([R])" ARE TRADEMARKS
OF THE CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED. THESE MARKS HAVE BEEN
LICENSED FOR USE BY JPMORGAN CHASE BANK, NATIONAL ASSOCIATION AND SUB-LICENSED
FOR USE BY JPMORGAN CHASE & CO. THE SECURITIES ARE NOT SPONSORED, ENDORSED,
SOLD OR PROMOTED BY STANDARD & POOR'S OR THE CBOE AND STANDARD & POOR'S AND THE
CBOE MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OFINVESTING IN THE
SECURITIES.
                                                                               4

Background on Volatility

Volatility is a measure of the variability of the returns of a given financial asset. One common approach to estimating volatility is to measure the variability of the historical returns of the asset ("historical volatility").
In the context of investments, volatility is commonly thought of as a measure of risk because assets with a higher measure of historical volatility would have exhibited a higher variability of returns in the past. Another approach to estimating volatility is to infer the market's expectation of the volatility of an asset from the prices of listed option contracts that reference the asset
("implied volatility"). For example, the implied volatility of the S & P 500([R])
Index can be inferred from the prices of listed options on the S & P 500([R])
Index. The VIX Index, published by the Chicago Board of Options Exchange,
Incorporated ("CBOE"), is viewed to be the benchmark for measuring the near term (30 days) implied volatility of the S & P 500([R]) Index.

In general, volatility has tended to be negatively correlated to the equity markets. Specifically, for large-cap U.S. equities, the VIX Index has historically tended to increase sharply during periods of turbulence in the equity markets, while it has typically declined when the market recovers. In the first chart below, which shows the historical performance of the S & P
500([R]) Index and the VIX Index, it can be observed that periods of declines
(especially steep declines) in the S & P 500([R]) are often accompanied by increases in the VIX index. The first chart on the following page shows the
30-day historical returns of the S & P 500([R]) Index plotted on the horizontal axis against the 30-day historical returns of the VIX Index plotted on the vertical axis. As can be seen in this chart, negative returns for the S & P
500([R]) Index have often been accompanied with positive returns in the VIX
Index.

--------------------------------------------------------------------------------
Historical performance of the S & P 500 Index and the VIX Index Jan 2002 -- Sep
2012
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Source: Bloomberg. As of 9/28/2012 PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE
RESULTS. The VIX Index is not an investable Index. The J.P. Morgan Strategic
Volatility Index is not linked to the VIX Index. The information in the above chart is provided solely for illustration.
                                                                             1-1

--------------------------------------------------------------------------------
Historical 30-day returns of the S & P 500[R] Index versus 30-day returns of the
VIX Index Jan 2002 --Sep 2012
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                               [GRAPHIC OMITTED]

Source: J.P. Morgan; Bloomberg. As of 9/28/2012 The chart shows the 30-day returns of the S & P 500[R] Index on the horizontal axis plotted against the
30-day returns of the VIX Index on the vertical axis from Jan 2002 to Sep 2012.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. The VIX Index is not an
investable Index. The J.P. Morgan Strategic Volatility Index is not linked to the VIX Index. The information in the above chart is provided solely for illustration.

Unlike other financial assets, such as equities and bonds, that are generally expected to increase over the long term, there is no expectation that volatility will increase in the long term. Rather, volatility is generally expected, over the long term, to decline from any highs and recover from any lows. Such behavior is often described as mean reverting because the asset is expected to revert from highs or lows towards its long-term average. The mean reverting behavior of volatility can be observed in the historical performance of the VIX Index displayed in the chart below.

Increases in volatility have historically tended to occur suddenly, while declines in volatility have tended to be gradual. As a result, a distribution of the historical returns of the VIX Index shows that large positive returns have occurred more frequently than large negative returns over a relatively short period of time, a feature that is often described as "positively skewed"
or having a "right fat tail." The possibility of a large increase in volatility when markets are stressed may make volatility products of interest to investors as possible hedging tools.
                                                                             1-2

--------------------------------------------------------------------------------
Historical performance of the VIX Index Jan 2002 -- Sep 2012
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                               [GRAPHIC OMITTED]

Source: Bloomberg.  As of 9/28/2012. PAST PERFORMANCE IS NOT INDICATIVE OF
FUTURE RESULTS. The VIX Index is not an investable Index. The J.P. Morgan
Strategic Volatility Index is not linked to the VIX Index. The information in the above chart is provided solely for illustration.

--------------------------------------------------------------------------------
Historical 30-day returns of the VIX Index Jan 2002 -- Sep 2012
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

Source: J.P. Morgan; Bloomberg. As of 9/28/2012. The chart shows the frequency with which the VIX Index attained a particular given 30-day return level over the historical period from Jan 2012 to Sep 2012. PAST PERFORMANCE IS NOT
INDICATIVE OF FUTURE RESULTS. The VIX Index is not an investable Index. The
J.P. Morgan Strategic Volatility Index is not linked to the VIX Index. The information in the above chart is provided solely for illustration.
                                                                             1-3

Investing in Volatility

The VIX Index, which is viewed as the benchmark for measuring the volatility of the S & P 500([R]) Index, is not an investable index. Futures contracts on the
VIX Index were introduced by the CBOE in 2004 to provide investable access to volatility. Because futures contracts have specific expiration dates, in order for an investor to maintain exposure, the investor needs to sell a futures contracts as it gets close to expiration and purchase another contract with a later expiration date. This process is known as "rolling" the futures position.

In general, futures curves typically exhibit one of two distinct "shapes." The term "contango" is used to describe the shape of a futures curve when the price of a futures contract with a later expiration is higher than that of a futures contract with an earlier expiration; the term "backwardation" is used to describe the shape of a futures curve when the price of a futures contract with a later expiration is lower than the price of a futures contract with an earlier expiration. The charts below show snapshots of the VIX futures curve on
January 23, 2012 and August 8, 2011. January 23, 2012 occurred during a period of increasing equity market performance and the VIX futures curve is shown to be in contango on that day. August 8, 2011 occurred during a stressed period in the equity markets and the VIX futures curve is shown to be in backwardation on that day.

--------------------------------------------------------------------------------
Snapshots of the VIX Futures Curve in Contango and in Backwardation
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                               [GRAPHIC OMITTED]

Source: Bloomberg. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. The
J.P. Morgan Strategic Volatility Index is not linked to the VIX Index. The information in the above chart is provided solely for illustration.

The VIX futures curve is typically in contango, reflecting a "normal" market scenario. When a futures curve is in contango, all else being equal, an investor seeking to maintain a long position pays a higher price to buy a later expiration futures contract than the price at which the investor is able to sell the contract as it nears expiration, thus suffering negative returns
("negative roll yield"). For this reason, a systematic long position in VIX futures can suffer periods of large negative returns associated with negative roll yield. The chart below shows the hypothetical back-tested performance (for periods before January 22, 2009) and actual historical performance (for periods on and after January 22, 2009) of the S & P 500([R]) Short-Term VIX Futures
Index. This index simulates a systematic long position in VIX futures at the
1-month
                                                                             1-4

point on the VIX futures curve and is a popular underlying for several exchange-traded notes and exchange-traded funds on the market. As can be observed in the chart below, although the index generally increases when VIX increases, during periods between any such increases, the S & P 500([R])
Short-Term VIX Futures Index declines, sometimes significantly. The periods of decline in the S & P 500([R]) Short-Term VIX Futures Index reflect both the reversion of volatility to its long-term average and the negative roll yield of the VIX futures curve in normal markets.

--------------------------------------------------------------------------------
Hypothetical, historical performance of the S & P 500 Short Term VIX Futures
Index Sep 06 -- Sep 2012
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                               [GRAPHIC OMITTED]

Source: J.P. Morgan; Bloomberg. As of 9/28/2012. PAST PERFORMANCE IS NOT
INDICATIVE OF FUTURE RESULTS. The J.P. Morgan Strategic Volatility Index is not
linked to the VIX Index or the S & P 500([R]) Short-Term VIX Futures Index. The
information in the above chart is provided solely for illustration.

Note: The S & P 500 Short-Term VIX Futures Index was launched on January 22,
2009, and therefore any data for that index prior to that date is back-tested and does not represent actual historical data. Alternative modeling techniques or assumptions may produce different hypothetical historical information that might prove to be more appropriate and that might differ significantly from the hypothetical historical information of the index. In addition, back-tested, hypothetical historical results have inherent limitations, in that back-tested results may be achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight.
                                                                             1-5

The J.P. Morgan Strategic Volatility Index

The J.P. Morgan Strategic Volatility Index aims to provide exposure to volatility via VIX futures contracts by combining a long position in VIX futures at the 2-month point on the VIX futures curve with an opportunistic short position in VIX futures at the 1-month point on the VIX futures curve.
The short position is progressively activated if the level of the VIX Index on any Index Business Day is less than the weighted average of the first and second month VIX futures contracts (as would typically be the case when the VIX futures curve is in contango) for the 3 immediately preceding Index Business
Days. If the level of the VIX Index on any Index Business Day is greater than the weighted average of the first and second month VIX futures contracts for the 3 immediately preceding Index Business Days, the short position is progressively deactivated. The short position is activated/de-activated in 20%
increments.

The opportunistic short position aims to offset and potentially profit from the negative roll yield associated with the VIX futures curve when the curve is in contango.

The reported level of the Index incorporates the daily deduction of (a) an index fee of 0.75% per annum and (b) a "daily rebalancing adjustment amount"
that is determined by applying a rebalancing adjustment factor of between 0.20%
and 0.50% per day, both to the aggregate notional amount of each of the VIX futures contracts hypothetically traded that day and the amount of the change, if any, in the level of the exposure to the synthetic short position.

The daily rebalancing adjustment amount is intended to approximate the
"slippage costs" that would be experienced by a professional investor seeking to replicate the hypothetical portfolio contemplated by the Index at prices that approximate the official settlement prices (which are not generally tradable) of the relevant VIX futures contracts.

Key features of the Index include:

[]   Systematic long position in VIX futures at the 2-month point on the VIX futures curve

[]   An opportunistic short position in VIX futures at the 1-month point on the
     VIX futures curve is activated during certain market scenarios, which aims to offset and potentially profit from the negative roll yield associated with the VIX futures curve in those market conditions

The chart immediately below shows the hypothetical back-tested performance (for periods prior to July 30, 2010) and actual historical performance (for periods on and after July 30, 2010) of the J.P. Morgan Strategic Volatility Index and
the historical performance of the S & P 500([R]) Index while the second chart below shows the hypothetical, historical and actual historical activation/deactivation of the opportunistic short position in the J.P. Morgan
Strategic Volatility Index.
                                                                             1-6

--------------------------------------------------------------------------------
Hypothetical, historical performance of the J.P. Morgan Strategic Volatility
Index and the S & P 500([R]) Index (Jan 2002 -- Sep 2012)
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

Source: J.P. Morgan; Bloomberg. As of 9/28/2012. PAST PERFORMANCE AND
BACK-TESTED PERFOMANCE ARE NOT INDICATIVE OF FUTURE RESULTS. The information in this chart is provided solely for reference.
Note: The J.P. Morgan Strategic Volatility Index was launched on 7/30/2010, therefore any data used for that index prior to that date is back-tested and does not represent actual historical data. The hypothetical back-tested performance of the Index is calculated on materially the same basis as the performance of the Index is now calculated, but does not represent the actual historical performance of the Index and has not been verified by an independent third party. Alternative modeling techniques or assumptions may produce different hypothetical historical information that might prove to be more appropriate and that might differ significantly from the hypothetical historical information of the Index. In addition, back-tested, hypothetical historical results have inherent limitations. These back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight.
                                                                             1-7

--------------------------------------------------------------------------------
Hypothetical, back-tested and historical illustration of the exposure of the
J.P. Morgan Strategic Volatility Index to the opportunistic short position (Sep
2006 -- Sep 2012)
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

Source: J.P. Morgan. As of 9/28/2012. PAST PERFORMANCE AND BACK-TESTED
PERFORMANCE ARE NOT INDICATIVE OF FUTURE LEVELS. The J.P. Morgan Strategic
Volatility Index was launched on 7/30/2010; therefore any data used for that
Index prior to that date is back-tested and does not represent actual historical performance. The information in this chart is provided solely for reference.

Note: The J.P. Morgan Strategic Volatility Index was launched on 7/30/2010, therefore any data used for that index prior to that date is back-tested and does not represent actual historical data. The hypothetical back-tested performance of the Index is calculated on materially the same basis as the performance of the Index is now calculated, but does not represent the actual historical performance of the Index and has not been verified by an independent third party. Alternative modeling techniques or assumptions may produce different hypothetical historical information that might prove to be more appropriate and that might differ significantly from the hypothetical historical information of the Index. In addition, back-tested, hypothetical historical results have inherent limitations. These back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight.
                                                                             1-8

The table below shows the monthly and full year hypothetical back-tested returns and actual historical of the J.P. Morgan Strategic Volatility Index and the historical returns of the S & P 500([R]) Index.

--------------------------------------------------------------------------------
Hypothetical, back-tested and historical illustration of monthly and full-year returns of the J.P. Morgan Strategic Volatility Index and the S & P 500([R])
Index (Sep 2006 -- Sep 2012)
--------------------------------------------------------------------------------
2006      Jan     Feb      Mar     Apr     May     Jun      Jul      Aug     Sep     Oct      Nov     Dec     Full Year
------------------------------------------------------------------------------------------------------------------------
Strat Vol                                                                            (1.17%)  0.94%   2.49%
S & P 500                                                                             3.15%   1.65%   1.26%
------------------------------------------------------------------------------------------------------------------------
2007      Jan     Feb      Mar     Apr     May     Jun      Jul      Aug     Sep     Oct      Nov     Dec     Full Year
------------------------------------------------------------------------------------------------------------------------
Strat Vol 2.49%   (7.47%)  (8.54%) 3.30%   2.68%   (4.13%)  3.77%    11.89%  (8.04%) 5.16%    (6.17%) 5.15%   (2.28%)
S & P 500 1.41%   (2.18%)  1.00%   4.33%   3.25%   (1.78%)  (3.20%)  1.29%   3.58%   1.48%    (4.40%) (0.86%)  3.53%
------------------------------------------------------------------------------------------------------------------------
2008      Jan     Feb      Mar     Apr     May     Jun      Jul      Aug     Sep     Oct      Nov     Dec     Full Year
------------------------------------------------------------------------------------------------------------------------
Strat Vol (5.42%) 1.43%    (3.48%) 3.67%   10.41%  (8.25%)  (9.72%)  5.42%   4.32%   75.78%   19.55%  (3.63%) 95.49%
S & P 500 (6.12%) (3.48%)  (0.60%) 4.75%   1.07%   (8.60%)  (0.99%)  1.22%   (9.08%) (16.94%) (7.48%) 0.78%   (38.49%)
------------------------------------------------------------------------------------------------------------------------
2009      Jan     Feb      Mar     Apr     May     Jun      Jul      Aug     Sep     Oct      Nov     Dec     Full Year
------------------------------------------------------------------------------------------------------------------------
Strat Vol (3.47%) 10.25%   4.32%   (0.97%) 3.13%   4.59%    7.66%    4.09%   7.14%   (1.49%)  9.04%   6.20%   62.43%
S & P 500 (8.57%) (10.99%) 8.54%   9.39%   5.31%   0.02%    7.41%    3.36%   3.57%   (1.98%)  5.74%   1.78%   23.45%
------------------------------------------------------------------------------------------------------------------------
2010      Jan     Feb      Mar     Apr     May     Jun      Jul      Aug     Sep     Oct      Nov     Dec     Full Year
------------------------------------------------------------------------------------------------------------------------
Strat Vol (0.17%) 4.40%    6.10%   (0.46%) 0.98%   (11.52%) 10.16%   8.03%   7.50%   5.97%    (2.19%) 1.63%   32.55%
S & P 500 (3.70%) 2.85%    5.88%   1.48%   (8.20%) (5.39%)  6.88%    (4.74%) 8.76%   3.69%    (0.23%) 6.53%   12.78%
------------------------------------------------------------------------------------------------------------------------
2011      Jan     Feb      Mar     Apr     May     Jun      Jul      Aug     Sep     Oct      Nov     Dec     Full Year
------------------------------------------------------------------------------------------------------------------------
Strat Vol (1.73%) (0.53%)  (6.12%) 6.30%   1.08%   (4.08%)  (10.24%) 34.04%  23.44%  (20.11%) 2.67%   (2.84%) 11.94%
S & P 500  2.26%   3.20%   (0.10%) 2.85%   (1.35%) (1.83%)  (2.15%)  (5.68%) (7.18%) 10.77%   (0.51%) 0.85%    0.00%
------------------------------------------------------------------------------------------------------------------------
2012      Jan     Feb      Mar     Apr     May     Jun      Jul      Aug     Sep     Oct      Nov     Dec     Full Year
------------------------------------------------------------------------------------------------------------------------
Strat Vol 5.42%   6.32%    5.54%   (1.24%) (5.87%) 7.33%    -2.40%   5.75%   -0.91%                           20.70%
S & P 500 4.36%   4.06%    3.29%   (0.63%) (6.27%) 3.96%    1.26%    1.98%   2.42%                            14.56%
------------------------------------------------------------------------------------------------------------------------

Source: J.P. Morgan; Bloomberg. As of 9/28/2012. PAST PERFORMANCE AND
BACK-TESTED PERFOMANCE ARE NOT INDICATIVE OF FUTURE RESULTS. The information in this chart is provided solely for reference.
                                                                             1-9

Risks associated with the J.P. Morgan Strategic Volatility Index

The reported level of the index incorporates the daily deduction of an index fee and a daily rebalancing adjustment

The reported level of the Index incorporates the daily deduction of (a) an index fee of 0.75% per annum and (b) a "daily rebalancing adjustment amount"
that is determined by applying a rebalancing adjustment factor of between 0.20%
and 0.50% per day, both to the aggregate notional amount of each of the VIX futures contracts hypothetically traded that day and the amount of the change, if any, in the level of the exposure to the synthetic short position. The daily rebalancing adjustment amount is likely to have a substantial adverse effect on the level of the Index.

Our affiliate, J.P. Morgan Securities plc, or JPMSplc, is the sponsor and index calculation agent and may adjust the index in a way that affects its level

The policies and judgments for which JPMSplc is responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMSplc is under no obligation to consider your interests as an investor in the securities linked to the Index.

Strategies that provide exposure to equity volatility, which are subject to significant fluctuations, are not suitable for all investors

Securities linked to the Index should be purchased only by sophisticated investors who understand risks associated with investments linked to equity volatility and who intend to monitor and manage their investments actively.

There are risks associated with the synthetic short position

Due to the time lag inherent in the index, the exposure to the synthetic short position may not be adjusted quickly enough to offset loss or generate profit.
Because exposure to the synthetic short position is progressively adjusted only if the applicable conditions are satisfied for three consecutive Index Business
Days, the exposure to the synthetic short position may not be adjusted during non-trending market conditions. In addition, when the synthetic short position is activated, your return on any securities linked to the Index is dependent on the net performance, not the absolute performance, of long and short positions.
Furthermore, there in unlimited loss exposure to the synthetic short position, when activated.

The index may not be successful, may not outperform any alternative strategy

The Index holds a synthetic long position in VIX futures contracts and employs a mathematical algorithm designed to activate and deactivate a synthetic short position in VIX futures when certain conditions are met. No assurance can be given that the strategy will be successful or that the Index will outperform any alternative strategy.

The index has a limited history

The Index began publishing on July 30, 2010 and, therefore, has a limited historical performance. Past performance should not be considered indicative of future performance.

Hypothetical back-tested data relating to the index do not represent actual historical data and are subject to inherent limitations

The hypothetical back-tested performance of the Index is calculated on materially the same basis as the performance of the Index is now calculated, but does not represent the actual historical performance of the Index and has not been verified by an independent third party. Alternative modeling techniques or assumptions may produce different hypothetical historical information that might prove to be more appropriate and that might differ significantly from the hypothetical historical information of the Index. In addition, back-tested, hypothetical historical
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results have inherent limitations. These back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight.

Other key risks

[]   Changing prices of the VIX futures contracts included in the Index may reduce the level of the Index

[]   The level of the Index may not increase even when the synthetic long position or the synthetic short position, when activated, generates a positive return

[]   The Index is an excess return index and not a total return index

[]   Daily rebalancing of the Index may affect trading in the relevant VIX futures contracts

[]   An increase in the margin requirements for VIX futures contracts in the
     Index may affect the market for those VIX futures contracts.

[]   VIX futures contracts have limited historical information

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section in the relevant product supplement and the
"Selected Risk Considerations" in the relevant term sheet or pricing supplement.
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